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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 3, 2003

Holley Performance Products Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-89061 (Commission File Number)	61-1291482 (IRS Employer Identification No.)
1801 Russellville Road, Bowling Green, Kentucky (Address of Principal Executive Offices)		42101 (Zip Code)

Registrant's telephone number, including area code 270-782-2900

(Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant.

        On June 3, 2003, the Board of Directors of Holley Performance Products Inc. ("Holley"), based on the recommendation of its Audit Committee, appointed and engaged Deloitte and Touche LLP ("Deloitte") as its independent public auditors.

        During Holley's two most recent fiscal years ended December 31, 2002 and 2001 and the subsequent interim period through June 3, 2003, Holley did not consult with Deloitte regarding any matters specified in Item 304(a)(2) of Regulation S-K.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLEY PERFORMANCE PRODUCTS INC. (Registrant)
Date: June 9, 2003	/s/ THOMAS W. TOMLINSON Thomas W. Tomlinson Chief Financial Officer

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  Item 4. Changes in Registrant's Certifying Accountant.
SIGNATURES